Exhibit 99.1

FHLBank INDIANAPOLIS

State of the Bank
State of the Economy

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

FEB. 25, 2026

Jon Griffin

SVP/CHIEF BUSINESS DEVELOPMENT OFFICER



Agenda

- **State of the Bank**
  - Brendan McGrath, President and CEO
    - Q4 year-end financials
    - Q&A
- **State of the Economy**
  - Guest speaker - Chris Kuehl, co-founder of Armada Corporate Intelligence
- **Q&A** with Chris Kuehl
- **Final thoughts**, 2026 member meetings and workshops.

FHLBank INDIANAPOLIS

SAFE HARBOR STATEMENT

ABOUT TODAY'S PROGRAM

Today’s program contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements speak only as of the date of the presentation; are based on the current beliefs and expectations of Bank management; and are subject to significant risks and uncertainties.

Actual results may differ from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in the Bank’s Annual Report on Form 10-K for the year ended December 31, 2024, which has been filed with the Securities and Exchange Commission and is available at www.sec.gov. The Bank does not undertake any obligation to update any forward-looking statements.

Brendan McGrath

PRESIDENT AND CEO





State of the Bank

FEB. 25, 2026

$324M

2025 Net Income

YTD NET INCOME (2016-2025)

$324M


$113M
$156M
$195M
$142M
$88M
$94M
$177M
$377M
$342M
$324M
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025

$86.3B

Year-End Total Assets



YEAR-END TOTAL ASSETS (2016-2025)
$86.3B
53.9 B
62.3 B
65.4 B
67.5 B
65.9 B
60.0 B
72.3 B
76.6 B
84.5 B
86.3 B
12/31/2016
12/31/2017
12/31/2018
12/31/2019
12/31/2020
12/31/2021
12/31/2022
12/31/2023
12/31/2024
12/31/2025
Year-End Total Assets

Total Asset Composition

As of Dec. 31, 2025



Mortgage Loans 14%
Advances 46%
Total Investments 39%
Other Assets 1%

85%

Member Participation Rate

$39.6B

Year-End Advances


YEAR-END ADVANCES (2016-2025)
$39.6B
28.1 B
34.1 B
32.7 B
32.5 B
31.3 B
27.5 B
36.7 B
35.6 B
39.8 B
39.6 B
12/31/2016
12/31/2017
12/31/2018
12/31/2019
12/31/2020
12/31/2021
12/31/2022
12/31/2023
12/31/2024
12/31/2025
Year-End Advances

Advances Composition

As of Dec. 31, 2025


Credit Unions
13%
Insurance
Companies
34%
Banks/
Savings
Institutions
53%
Total Depositories
66%

96%

Utilization Rate by approved members to sell into MPP

Investing in Your Communities


AHP
AFFORDABLE HOUSING PROGRAM

AFFORDABLE HOUSING PROGRAM

AHP/CID funding maintained for 2026

Current requirement:
10% of annual net earnings.

2025 contribution for 2026:
We maintained our commitment of an additional 7.5% of annual net earnings, for a total of 17.5% for the year.


2025 Contribution
17.5%

$74M

Voluntary and statutory AHP contributions in 2025

Dividends

PARTICIPATION IS REWARDED

- Higher B-2 stock dividend is available to users of FHLBank Indianapolis credit products and Advantage MPP.
- The spread between B-2 (activity stock) and B-1 (non-activity stock) dividend rates has reached 5.5 percentage points.



Class B-1
Class B-2
10.00%
9.00%
8.00%
7.00%
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
6.00%
6.75%
7.50%
8.25%
9.00%
9.50%
9.50%
9.50%
9.50%
9.50%
9.50%
9.50%
9.50%
2.00%
2.25%
2.50%
3.25%
4.00%
4.50%
4.50%
4.50%
4.50%
4.50%
4.50%
4.50%
4.00%
4Q2022
1Q2023
2Q2023
3Q2023
4Q2023
1Q2024
2Q2024
3Q2024
4Q2024
1Q2025
2Q2025
3Q2025
4Q2025

Q&A

BRENDAN MCGRATH



Chris Kuehl

ECONOMIST, CO-FOUNDER OF ARMADA CORPORATE INTELLIGENCE



State of the Economy

FEB. 25, 2026

Q&A

CHRIS KUEHL



SHAREHOLDER SYMPOSIUM

8.20 | JW Marriott
Grand Rapids, MI

8.25 | Marriott North
Indianapolis, IN